As filed with the Securities and Exchange Commission on February 27, 2017
Registration Statement No. 333-175577

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBCOMM  Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	395 W. Passaic Street	41-2118289
(State or other jurisdiction of incorporation or organization)	Rochelle Park, New Jersey 07662 (703) 433-6300	(I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christian G. Le Brun, Esq.
Executive Vice President, General Counsel and Secretary
ORBCOMM Inc.
395 W. Passaic Street, Rochelle Park, New Jersey 07662
 (703) 433-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Sey-Hyo Lee, Esq.
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, New York 10019-6022
(212) 408-5100

Approximate date of commencement of proposed sale to the public:  This post-effective amendment withdraws from registration any common stock held by certain shareholders that remain unsold hereunder as of the date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [   ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] __________
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] _____________
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

WITHDRAWAL OF SECURITIES FROM REGISTRATION
On July 15, 2011, ORBCOMM Inc., a Delaware corporation ("ORBCOMM "), filed a Registration Statement on Form S-3 (No. 333-175577) (the "Registration Statement") for purposes of registering resales up to 2,455,988 shares of ORBCOMM's common stock, par value $0.001 per share, held by certain shareholders.  On July 25, 2011, the Securities and Exchange Commission declared the Registration Statement effective.
ORBCOMM is no longer required to keep the Registration Statement effective.  Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to withdraw from registration under the Securities Act of 1933, as amended, as of the date hereof, all of the common stock held by certain shareholders that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochelle Park, State of New Jersey on February 27, 2017.
ORBCOMM INC.

By:  /s/ Christian G. Le Brun
(Christian G. Le Brun, Executive Vice President, General Counsel and Secretary)
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on the 27th day of February, 2017 by the following persons in the capacities indicated:

Signature	Title
Marc J. Eisenberg*	Chief Executive Officer and President and Director
Marc J. Eisenberg	(principal executive officer)
Jerome B. Eisenberg*	Chairman of the Board
Jerome B. Eisenberg
Didier Delepine*	Director
Didier Delepine
Marco Fuchs*	Director
Marco Fuchs
Timothy Kelleher*	Director
Timothy Kelleher
John Major*	Director
John Major
Gary H. Ritondaro*	Director
Gary H. Ritondaro
Robert G. Costantini*	Executive Vice President and Chief Financial Officer
Robert G. Costantini	(principal financial officer)

/s/ Constantine Milcos
Constantine Milcos	Senior Vice President and Chief Accounting Officer (principal accounting officer)

* By /s/ Christian G. Le Brun (Christian G. Le Brun, Attorney-in-fact)**

** By authority of the power of attorney filed as Exhibit 24 to the Registration Statement.